As filed with the Securities and Exchange Commission on August 9, 2005
                         Registration No. 33-49907

==============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        ---------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                TO FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                        ----------------------------

                                ASHLAND INC.
                          (FORMERLY NEW EXM INC.)
           (Exact name of Registrant as specified in its charter)

               Kentucky                                20-0865835
   (State or other jurisdiction of        (I.R.S. Employer Identification No. )
     incorporation or organization)

                        50 E. RiverCenter Boulevard
                                P.O. Box 391
                          Covington, KY 41012-0391
                               (859) 815-3333

                     (Address, including zip code, and
                      telephone number, including area
                      code, of Registrant's principal
                             executive offices)
                       -----------------------------

            ASHLAND INC. LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN
                          (Full title of the Plan)
                       ------------------------------

                          David L. Hausrath, Esq.
            Senior Vice President, General Counsel and Secretary
                        50 E. RiverCenter Boulevard
                                P.O. Box 391
                          Covington, KY 41012-0391
                               (859) 815-3333

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

==============================================================================

                              EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 by the Registrant relates to the Registrant's registration statement on Form S-8 (Registration No. 33-49907) of Ashland Inc., a Kentucky corporation ("Old Ashland"), relating to 10,280,022 shares of Old Ashland common stock, par value $1.00 per share, previously registered for issuance under the Ashland Inc. Leveraged Employee Stock Ownership Plan (formerly known as the Ashland Oil, Inc. Leveraged Employee Stock Ownership Plan) and an indeterminate amount of interests to be offered or sold pursuant to the Ashland Inc. Leveraged Employee Stock Ownership Plan registered pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"). The Ashland Inc. Leveraged Employee Stock Ownership Plan has been assumed by the Registrant pursuant to the Transactions (defined below). Pursuant to Rule 414 promulgated under the Securities Act, the Registrant hereby adopts Registration Statement No. 33-49907 as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). After giving effect to the filing of this Post-Effective Amendment No. 1, the plan to which the Registration Statement relates will be the Ashland Inc. Leveraged Employee Stock Ownership Plan, as assumed by the Registrant upon the authority granted by resolutions of the board of directors of the Registrant at a special meeting held on June 29, 2005. After giving effect to the filing of this Post-Effective Amendment No. 1, the Registrant will be the issuer of the 10,280,022 shares of common stock, par value $0.01 per share, covered by this Registration Statement and Old Ashland will not be a registrant hereunder.

         Old Ashland and Marathon Oil Corporation, a Delaware corporation ("Marathon"), entered into an agreement under which Old Ashland has transferred its interest in Marathon Ashland Petroleum LLC ("MAP"), its maleic anhydride business and 60 Valvoline Instant Oil Change Centers in Michigan and northwest Ohio to a wholly owned subsidiary of Marathon (the "Transactions"). The Transactions were consummated on June 30, 2005. As a result of the Transactions, among other things, shareholders of Ashland are entitled to receive (1) shares of Marathon common stock with a total value of $915 million in exchange for the shares of Old Ashland common stock they owned as of June 30, 2005, and (2) new shares of common stock of the Registrant as successor corporation to Old Ashland. As part of the Transactions, Old Ashland has merged with and into one of its subsidiaries. As a result of the Transactions, the existing businesses of Old Ashland other than those transferred to Marathon's subsidiary are owned by the Registrant, the successor to Old Ashland through a series of mergers, and the Registrant is a publicly-traded company owned by the Old Ashland shareholders. The management and board of directors of Old Ashland continued as the management and board of directors of the Registrant. Old Ashland common stock was traded on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "ASH"; and, following the completion of the Transactions, the Registrant's common stock is traded on the New York Stock Exchange and the Chicago Stock Exchange under the same symbol. As part of the Transactions, the name of the Registrant was changed from "New EXM Inc." to "Ashland Inc."

         The Transactions and related matters are more fully described in the proxy statement/prospectus of the Registrant, constituting part of the Registrant's registration statement on Form S-4, as amended (Registration No. 333-119689-01).

PART I

ITEM 1.  PLAN INFORMATION.

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Exchange Act (File No. 1-2918), are hereby incorporated by reference into this Registration Statement:

         (a) Old Ashland's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2004;

         (b) Old Ashland's quarterly reports on Form 10-Q for the fiscal quarters ended December 31, 2004 and March 31, 2005;

         (c) the proxy statement/prospectus of the Registrant filed pursuant to Rule 424(b) under the Securities Act, constituting part of the Registrant's registration statement on Form S-4, as amended (Registration No. 333-119689-01);

         (d) the description of the Registrant's common stock (and the related preferred stock purchase rights) set forth under the headings "Description of New Ashland Capital Stock" and "Comparison of Rights of Holders of Common Stock" in the registration statement on Form 8-A of the Registrant filed under the Exchange Act on June 15, 2005 (File No. 001-32532), including any amendment or report filed for the purpose of updating such description;

         (e) Old Ashland's current reports on Form 8-K, as filed on October 29, 2004, November 4, 2004, November 5, 2004, December 14, 2004, December 20, 2004 (providing an update on the status of the Transactions), December 29, 2004, January 25, 2005 (providing an update on the status of the Transactions), January 27, 2005, January 31, 2005, March 10, 2005, March 24, 2005, April 13, 2005, April 28, 2005, May 2, 2005, June 1, 2005, June
16,  2005,  June  21,  2005  (not  including  Item  7.01),  June  28,  2005
(announcing reference yields and total purchase prices in respect of each of its notes), June 29, 2005 and June 30, 2005;

         (f) the Registrant's quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2005; and

         (g) the Registrant's current reports on Form 8-K, as filed on June 30, 2005, July 6, 2005, July 15, 2005, July 21, 2005, July 25, 2005, July
28, 2005 and August 1, 2005.

         In addition, all documents hereafter filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement, or any document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the common stock offered hereby has been passed upon by David L. Hausrath, Esq., Senior Vice President, General Counsel and Secretary of the Registrant. Mr. Hausrath owns beneficially 130,944 shares of our common stock (including common stock units held in our deferred compensation plan).

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. We have elected to indemnify our officers and directors pursuant to our Restated Articles, our By-laws and by contract rather than to have such indemnification governed by the statutory provisions.

         Article X of the Restated Articles permits, but does not require, us to indemnify our directors, officers and employees to the fullest extent permitted by law. Our By-laws require indemnification of our officers and employees under certain circumstances. We have entered into indemnification contracts with each of our directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

         We have purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) us against certain costs which we might be required to pay by way of indemnification to our directors or officers under our Restated Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by us. In addition, we have purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which we, or the fiduciaries under our employee benefit plans, which may include our directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The  following  Exhibits  are  filed as part of this  Registration
Statement:

        4.1        Second  Restated   Articles  of   Incorporation  of  the
                   Registrant (incorporated herein by  reference to Exhibit
                   3(i) to Registrant's  Quarterly  Report on Form 10-Q for
                   the fiscal quarter ended June 30, 2005).
        4.2        Rights  Agreement  dated  as of  May  16,  1996  between
                   Ashland  Inc. and  National  City Bank,  as Rights Agent
                   (incorporated  herein by reference to Exhibit 4.4 to Old
                   Ashland's Annual Report on Form 10-K for the fiscal year
                   ended September 30, 2001).
        4.3        Amendment  No. 1 dated as of March  18,  2004 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein  by  reference  to  Exhibit  4 to  Old  Ashland's
                   Quarterly  Report  on Form 10-Q for the  fiscal  quarter
                   ended March 31, 2004).
        4.4        Amendment  No. 2 dated as of April  27,  2005 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein by reference  to Exhibit 4.4 of the  Registrant's
                   Form  S-4/A  filed  with the  Commission  on May 2, 2005
                   (Registration No. 333-119689-01)).
        4.5        Specimen  certificate  of Common Stock,  par value $0.01
                   per share  (incorporated  herein by reference to Exhibit
                   4.2  of the  Registrant's  Form  S-4/A  filed  with  the
                   Commission   on   May   10,   2005   (Registration   No.
                   333-119689-01)).
        4.6        By-laws  of  the  Registrant   (incorporated  herein  by
                   reference  to  Exhibit  3(ii) to Registrant's  Quarterly
                   Report on Form 10-Q for the  fiscal  quarter  ended June
                   30, 2005).
        4.7        Ashland Inc.  Leveraged  Employee  Stock  Ownership Plan
                   dated August 27, 2002.
        4.8        Amendment No. 1 dated March 21, 2005 to the Ashland Inc.
                   Leveraged Employee Stock Ownership Plan dated August 27,
                   2002.
        4.9        Amendment  No. 2 dated June 6, 2005 to the Ashland  Inc.
                   Leveraged Employee Stock Ownership Plan dated August 27,
                   2002.
        4.10       Amendment  No. 3 dated August 2, 2005 to the Ashland  Inc.
                   Leveraged Employee Stock Ownership Plan dated August 27,
                   2002.
        5          Opinion of David L. Hausrath, Esq.
        23.1       Consent of Ernst & Young LLP.
        23.2       Consent of PricewaterhouseCoopers LLP.
        23.3       Consent of David L. Hausrath,  Esq. (included as part of
                   Exhibit 5).
        24.1       Power of Attorney.
        24.2       Certified  Resolutions  of  the  Registrant's  Board  of
                   Directors  authorizing  execution  of this  Registration
                   Statement by Power of Attorney.

         The Registrant hereby undertakes that it will submit or has submitted the Ashland Inc. Leveraged Stock Ownership Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  UNDERTAKINGS.

         (A) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)  To  include  any  prospectus   required  by
                  Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the  prospectus  any facts or
                  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material  information  with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (A)(l)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3)  To   remove   from   registration   by  means  of  a
         post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (B) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covington, Commonwealth of Kentucky, on August 9, 2005.

                                   ASHLAND INC.,



                                   By
                                        /s/ David L. Hausrath
                                     -------------------------------
                                     Name:    David L. Hausrath
                                     Title:   Senior Vice President, General
                                              Counsel and Secretary





         Pursuant  to  the   requirements   of  the  Securities  Act,  this
Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on August 9, 2005.



                      SIGNATURE                                                 TITLE

                         *
--------------------------------------------------     Chairman of the Board and Chief Executive Officer
                  James J. O'Brien                     (Principal Executive Officer)

                         *
--------------------------------------------------     Senior Vice President and Chief Financial Officer
                   J. Marvin Quin                      (Principal Financial Officer)

                         *
--------------------------------------------------     Vice President and Controller
                  Lamar M. Chambers                    (Principal Accounting Officer)

                         *                             Director
--------------------------------------------------
                   Ernest H. Drew

                         *                             Director
--------------------------------------------------
                    Roger W. Hale

                         *                             Director
--------------------------------------------------
                 Bernadine P. Healy

                         *                             Director
--------------------------------------------------
                  Mannie L. Jackson

                         *                             Director
--------------------------------------------------
                  Patrick F. Noonan


                                    -7-

                         *                             Director
--------------------------------------------------
                  Kathleen Ligocki

                         *                             Director
--------------------------------------------------
              George A. Schaefer, Jr.

                         *                             Director
--------------------------------------------------
                  Theodore M. Solso

                         *                             Director
--------------------------------------------------
                   Michael J. Ward


*By:       /s/ David L. Hausrath
--------------------------------------------------
             David L. Hausrath
             Attorney-in-fact


                         REPORTING PLAN SIGNATURES

         Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Covington, Commonwealth of Kentucky, on August 9, 2005.

                          ASHLAND INC. LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN,
                              By ASHLAND INC.

                              By        /s/ Susan B. Esler
                                 ------------------------------------------
                                 Name:    Susan B. Esler
                                 Title:   Vice President, Human Resources

                               EXHIBIT INDEX

        4.1        Second  Restated   Articles  of   Incorporation  of  the
                   Registrant (incorporated herein by  reference to Exhibit
                   3(i) to Registrant's  Quarterly  Report on Form 10-Q for
                   the fiscal quarter ended June 30, 2005).*
        4.2        Rights  Agreement  dated  as of  May  16,  1996  between
                   Ashland  Inc. and  National  City Bank,  as Rights Agent
                   (incorporated  herein by reference to Exhibit 4.4 to Old
                   Ashland's Annual Report on Form 10-K for the fiscal year
                   ended September 30, 2001).*
        4.3        Amendment  No. 1 dated as of March  18,  2004 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein  by  reference  to  Exhibit  4 to  Old  Ashland's
                   Quarterly  Report  on Form 10-Q for the  fiscal  quarter
                   ended March 31, 2004).*
        4.4        Amendment  No. 2 dated as of April  27,  2005 to  Rights
                   Agreement  dated as of May 16, 1996 between Ashland Inc.
                   and National  City Bank,  as Rights Agent  (incorporated
                   herein by reference  to Exhibit 4.4 of the  Registrant's
                   Form  S-4/A  filed  with the  Commission  on May 2, 2005
                   (Registration No. 333-119689-01)).*
        4.5        Specimen  certificate  of Common Stock,  par value $0.01
                   per share  (incorporated  herein by reference to Exhibit
                   4.2  of the  Registrant's  Form  S-4/A  filed  with  the
                   Commission   on   May   10,   2005   (Registration   No.
                   333-119689-01)).*
        4.6        By-laws  of  the  Registrant   (incorporated  herein  by
                   reference  to  Exhibit  3(ii) to Registrant's  Quarterly
                   Report on Form 10-Q for the  fiscal  quarter  ended June
                   30, 2005).*
        4.7        Ashland Inc.  Leveraged  Employee  Stock  Ownership Plan
                   dated August 27, 2002.**
        4.8        Amendment No. 1 dated March 21, 2005 to the Ashland Inc.
                   Leveraged Employee Stock Ownership Plan dated August 27,
                   2002.**
        4.9        Amendment  No. 2 dated June 6, 2005 to the Ashland  Inc.
                   Leveraged Employee Stock Ownership Plan dated August 27,
                   2002.**
        4.10       Amendment  No. 3 dated August 2, 2005 to the Ashland  Inc.
                   Leveraged Employee Stock Ownership Plan dated August 27,
                   2002.**
        5          Opinion of David L. Hausrath, Esq.**
        23.1       Consent of Ernst & Young LLP.**
        23.2       Consent of PricewaterhouseCoopers LLP.**
        23.3       Consent of David L. Hausrath,  Esq. (included as part of
                   Exhibit 5).**
        24.1       Power of Attorney.**
        24.2       Certified  Resolutions  of  the  Registrant's  Board  of
                   Directors  authorizing  execution  of this  Registration
                   Statement by Power of Attorney.**

         -----------------
         *Previously filed

         **Filed herewith